CONSENT OF CHRISTOPHER EMERSON, FAusIMM

To: United States Securities and Exchange Commission

Re: Expert Consent for Annual Report on Form 40-F

Technical Reports entitled:

1. “Technical Report for the La Colorada Property, Zacatecas, Mexico” dated effective December 31, 2019 relating to the La Colorada property; and
2. “Technical Report for the Dolores Property, Chihuahua, Mexico” and dated effective December 31, 2016 relating to the Dolores property

(collectively, the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Christopher Emerson, FAusIMM, in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Report and other scientific and technical information attributed to the undersigned (the “Technical Information”) by the Corporation in the annual information form of the Corporation, dated February 23, 2022 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated February 22, 2022 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 23rd day of February, 2022.

/s/ “Christopher Emerson”
Christopher Emerson, FAusIMM